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EXHIBIT 21

LIST OF SUBSIDIARIES

Percent Owned
United States
The Santa Anita Companies, Inc. (Delaware)	100
Los Angeles Turf Club, Incorporated (California) (Santa Anita Park)	100
SLRD Thoroughbred Training Center, Inc. (Delaware) (San Luis Rey Downs)	100
Gulfstream Park Racing Association, Inc. (Florida)	100
Orchid Concessions, Inc. (Florida) (Gulfstream Park Food and Beverage)	100
Pacific Racing Association (California) (Golden Gate Fields)	100
MEC Land Holdings (California) Inc. (California)	100
Remington Park, Inc. (Oklahoma)	100
Thistledown, Inc. (Ohio)	100
MI Racing Inc. (Delaware) (Great Lakes Downs)	100
MEC Holdings (USA) Inc. (Delaware)	100
Bay Meadows Operating Company, LLC (Delaware)	100
Bay Meadows Catering Company (California)	100
MEC Pennsylvania Racing, Inc. (Pennsylvania) (The Meadows)	100
MEC Pennsylvania Food Service Inc. (Pennsylvania) (The Meadows Food and Beverage)	100
20002 Delaware Inc. (Delaware)	100
Allegheny Thoroughbred Racing Association, Inc. (Delaware)	100
Allegheny Harness Racing Association, Inc. (Delaware)	100
Mountain Laurel Racing, Inc. (Delaware)	100
20007 Delaware Inc. (Delaware)	100
MEC Racing Management (Pennsylvania Partnership)	50
Washington Trotting Association, Inc. (Delaware)	100
20008 Delaware Inc. (Delaware)	100
MEC Racing Management (Pennsylvania Partnership)	50
GPRA Thoroughbred Training Center, Inc. (Delaware) (Palm Meadows)	100
Palm Meadows Estates, LLC (Delaware)	100
MKC Acquisition Co. (Oregon) (Multnomah Greyhound Park)	100
MEC Land Holdings (Oregon) LLC (Delaware)	100
MEC Oregon Racing, Inc. (Delaware) (Portland Meadows)	100
MEC Dixon, Inc. (Delaware)	100
MEC Texas Racing, Inc. (Delaware)	100
Racetrack Holdings, Inc. (Delaware)	100
MEC Lone Star, L.P. (Delaware) (Lone Star Park at Grand Prairie)	100
MEC Texas Concessions, LLC (Texas)	100
MEC Maryland Ventures, LLC (Maryland)	100
MEC Maryland Investments, Inc. (Delaware)	100
Maryland Racing, Inc. (Delaware)	100
Laurel Racing Assoc., Inc. (Maryland) (Laurel Park)	58
Laurel Racing Association Limited Partnership (Maryland)	50
Prince George's Racing, Inc. (Maryland)	100
Southern Maryland Agricultural Association (Maryland)	50.5
Maryland-Virginia Racing Circuit, Inc. (Maryland)	50
Maryland OTB Facilities, LLC (Maryland)	40
New Maryland OTB Facilities, LLC (Maryland)	40
Pimlico Racing Association, Inc. (Maryland)	51
The Maryland Jockey Club of Baltimore City, Inc. (Maryland) (Pimlico)	100
Southern Maryland Racing, Inc. (Maryland)	100
Southern Maryland Agricultural Association (Maryland)	49.5
Maryland-Virginia Racing Circuit, Inc. (Maryland)	50
Maryland OTB Facilities, LLC (Maryland)	40
New Maryland OTB Facilities, LLC (Maryland)	40
Michigan Racing, Inc. (Delaware)	100
XpressBet, Inc. (Delaware)	100
MEC Media Distribution Corp. (Delaware)	100
HorseRacing TV, Inc. (Delaware)	100
20020 Delaware Inc. (Delaware)	100

Vista Hospitality Inc. (Delaware) (Splendido)	100
Aurora Hospitality Services, Inc. (Delaware)	100
MEC Developments, Inc. (Delaware)	100
MEC Services Corp. (Delaware)	100
Fex Straw Manufacturing Inc. (Delaware)	100
Canada
MEC Holdings (Canada) Inc. (Ontario)	100
Ontario Racing Inc. (Ontario)	100
Flamboro Downs Holdings Limited (Ontario)	100
Flamboro Downs Limited (Canada)	100
Europe
Fontana Beteiligungs AG (Austria)	100
MEC Projektentwicklungs AG (Austria)	100
FEX ÖKO-Faserverarbeitungs GmbH (Austria)	100
MEC Grundstücksentwicklungs GmbH (Austria)	100
Gemeinnützige Wohnungsgesellschaft "SDP" (Austria)	100
Gesellschaft mit beschrankter Haftung (Austria)	100

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LIST OF SUBSIDIARIES